Exhibit  16.1

                              Rutherford & Company
                              Chartered Accountants
                     9511 Bates Road, Richmond, B.C. V7A 1E3
                     Tel: (604) 272-5454  FAX: (604)272-5874

Bruce  E.  Rutherford,  C.A.

                                                                  March 30, 2004




United  States  Securities  and  Exchange  Commission
Division  of  Corporate  Finance
450  Fifth  Street,  N.W.
Washington,  D.C.  20549


To  Whom  It  May  Concern:

We have read Item 4 of Form 8-K, as amended, for the event dated March 19, 2004 of Prime Air, Inc. and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements of the registrant contained in Form 8-K.


Yours  very  truly,

Rutherford  &  Company

/s/  Bruce  E.  Rutherford

Bruce  E.  Rutherford,  C.A